Exhibit 99.1

Company:	Jack Henry & Associates, Inc.	Analyst Contact:	Kevin D. Williams
	663 Highway 60, P.O. Box 807		Chief Financial Officer
	Monett, MO 65708		(417) 235-6652

		IR Contact:	Jon Seegert
Director Investor Relations
(417) 235-6652

PROFITSTARS™ ANNOUNCES THE ACQUISITION OF
AUDIOTEL CORPORATION

- Acquisition Expands Back-Office and Retail Banking Solutions, and Adds More Than 1,000 Financial Institutions to Client Roster -

Monett, MO - October 2, 2007 - ProfitStars (a division of Jack Henry & Associates, Inc. Nasdaq:JKHY) which provides highly specialized products and services that enable financial institutions to mitigate risks, optimize revenue, and contain costs, today announced the acquisition of Texas-based AudioTel Corporation. AudioTel supports more than 1,000 financial institutions with back-office and retail banking solutions. Terms of the transaction were not disclosed.

AudioTel provides proven remittance, merchant capture, check imaging, document imaging and management, and telephone and Internet banking solutions. The company has continually expanded its product offering and market presence since it was founded in 1993, and its specialized software and hardware solutions have consistently been on the forefront of the payment processing industry.

Jack Prim, CEO of Jack Henry & Associates, reported, "Our acquisition of AudioTel supports our strategy to acquire companies that provide additional complementary solutions we can cross sell to our core financial institution clients, that generate new cross-sale opportunities among our respective client bases, and that expand the specialized products and services our ProfitStars™ division sells to virtually any financial services organization regardless of core processing platform. We have identified synergies among our respective product lines, and we are particularly excited about the opportunity to enhance our enterprise payments offering with AudioTel's thick/client remittance processing and lockbox solution, and to advance our 4|sight™ Check Imaging platform with AudioTel's branch capture solution."

According to Scott Doores, President of AudioTel Corporation, "We believe joining ProfitStars and Jack Henry is in the best interest of our clients, our employees, and the future of our products and services. We expect access to ProfitStars' significant resources and technology tools will expedite our speed-to-market with ongoing functional enhancements. The opportunity to leverage its extensive support infrastructure will enable us to continually enhance our customer service initiatives. Joining Jack Henry will provide the stability only available as part of a public, financially sound company. And we are excited about our common corporate cultures, which are fundamentally focused on establishing long-term customer relationships by delivering quality products and outstanding service."

"AudioTel marks Jack Henry & Associates' 17th acquisition made to support our focused diversification strategy, which we adopted in 2004. We are especially excited about acquiring this company since it adds more products and services to our ProfitStars brand than any other focused diversification acquisition made to-date. In addition to enhancing ProfitStars' market presence and potential, we expect this acquisition will have a slightly accretive impact on EPS for the remainder of our fiscal year 2008," concluded Kevin Williams, CFO of Jack Henry & Associates.

About AudioTel Corporation

AudioTel Corporation specializes in software for financial institutions, offering a wide range of products and services to address the challenges they face. AudioTel offers integrated solutions for item processing, imaging, remittance, document management, Internet banking, telephone banking, and Website design and hosting. AudioTel is based in Addison, Texas, 20 miles north of downtown Dallas. Founded in 1993, AudioTel's customer base has grown to more than 1,000 financial institutions across the country. For more information about AudioTel, visit their Website at http://www.audiotel.com.

About Jack Henry & Associates, Inc.®

Jack Henry & Associates, Inc. (Nasdaq: JKHY) is a leading provider of computer systems and ATM/debit card/ACH transaction processing services primarily for financial services organizations. Its technology solutions, which are now serving more than 8,700 customers nationwide, are marketed and supported through three primary brands. Jack Henry Banking supports banks ranging from de novo to mid-tier institutions with information and transaction processing solutions. Symitar™ is the leading provider of information and transaction processing solutions for credit unions of all sizes. ProfitStars™ provides highly specialized products and services that enable financial institutions of every asset size and charter, and diverse corporate entities to mitigate and control risks, optimize revenue and growth opportunities, and contain costs. Additional information is available at www.jackhenry.com.

Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.

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